DEAN FOODS COMPANY POST-2004 EXECUTIVE DEFERRED COMPENSATION PLAN TERMINATION AND LIQUIDATION AMENDMENT WHEREAS, Dean Foods Company (the “Company”) has determined to terminate and liquidate the Dean Foods Company Post-2004 Executive Deferred Compensation Plan (the “Plan”) in accordance with the terms and conditions under which such a termination and liquidation may be affected in accordance with the regulations promulgated under the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); WHEREAS, pursuant to Article XI of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has the power to amend and to terminate the Plan; WHEREAS, the Committee has delegated its authority to administer the Plan, including its authority pursuant to Article XI to amend and to terminate the Plan, to certain designated officers of the Company; NOW, THEREFORE, the Plan is hereby amended in the manner set forth below to effect its termination and liquidation: 1. Section 3.4 shall be amended to add two new sentences at the beginning thereof. The provisions of this Section 3.4 shall only apply with respect to periods prior to the Termination Date (as defined in Article XI). From and after the Termination Date, the deemed investment of any assets credited to the Accounts of Participants pending distribution at or promptly following the Liquidation Date (as defined in Article XI) shall be determined in accordance with Section 3.6 2. A new Section 3.6 shall be added to the Plan, to read as follows: 3.6 From and after the Termination Date, (i) no Participant elected investment directions shall be applicable to determinate the interest or other earnings notionally credited to any Participant’s Account; (ii) no Participant’s Account shall be deemed to be invested in any life insurance policy and (iii) on a quarterly or other basis selected by the Committee, the Committee shall credit to each Participant’s Account an amount equal to the interest, earnings or losses that would have resulted to the Account if the amounts credited to the Account were invested in one or more money market funds or other investments selected by the 1005222100v1

Committee from time to time, each of which shall have as its primary investment objective the preservation of principal.. 3. Article XI of the Plan is hereby amended and restated in its entirety, to read as follows: In accordance with the provisions of Treas. Reg. §1.409A-3(j)(4)(ix)(C), effective as of May 1, 2019 (the “Termination Date”), this Plan shall be terminated in accordance with the terms and conditions set forth in this Article XI. The Plan shall be liquidated and, notwithstanding the provisions of Article V hereof, all amounts credited to any Participant’s Account hereunder at such time shall be distributed on, or within 30 days following, May 1, 2020 (May 1, 2020 hereafter referred to as the “Liquidation Date”). Except as otherwise expressly provided herein, all amounts subject to deferral elections in effect at the Termination Date shall continue in effect in accordance with their terms until the Liquidation Date, to assure that no payment of amounts otherwise subject to deferral hereunder shall be paid on an accelerated basis prior to the Liquidation Date. Notwithstanding the two immediately preceding sentences, any amount that would have been distributed prior to the Liquidation Date in accordance with the applicable terms of the Plan (including, without limitation, Article V) as in effect immediately prior to the Termination Date shall be payable in accordance with the previously effective distribution provisions of the Plan and any applicable Participant election. No new elections to defer any compensation shall be permitted to be made after the Termination Date and no deferrals shall be permitted with respect to any compensation payable solely in respect of services to be performed after December 31, 2019. The Company agrees and acknowledges that to comply with the requirements of Treas. Reg. §1.409A- 3(j)(4)(ix)(C), it and each other entity that would be deemed to be a service recipient with the Company under Treas. Reg. §1.409A-1(g) (the “Company Service Recipients”) shall be required to terminate and liquidate on substantially comparable terms and conditions all agreements, methods, programs and other arrangements sponsored by any of the Company Service Recipients that would be aggregated with the Plan, assuming that the same service recipient had compensation deferrals under each such agreement, method, program and other arrangement (the “Terminated Arrangements”). The Company agrees and acknowledges that, prior to May 1, 2022, neither the Company nor any other Company Service Recipient shall establish any new deferred compensation plan that would be deemed to be aggregated with this Plan or any other Terminated Arrangement under the provisions of Treas. Reg. §1.409A-1(c). The Board or the Committee reserve the right at any time to amend the Plan in whole or in part prior to the Liquidation Date, except that no such amendment shall (i) modify the terms and conditions applicable to the termination 2 1005222100v1 and liquidation of the Plan as set forth in this Article XI, (ii) modify the commitment that no New Plan be adopted by the Company on or before May 1, 2022, or (iii) have the effect of retroactively depriving Participants or Beneficiaries of rights already accrued under the Plan. Any amendment to the Plan shall be executed by an officer of the Company. IN WITNESS WHEREOF, the officers of the Company designated by the Committee to exercise the authorities of the Committee under the Plan have caused this Termination and Liquidation Amendment to be adopted on behalf of the Company on this 9th day of May, 2019. DEAN FOODS COMPANY ______/s/ Jose Motta______________ By: Jose Motta, Senior Vice President Human Resources ______/s/ Mike Adams_____________ By: Mike Adams, Vice President Benefits & HR Systems 3 1005222100v1